 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2012

HOLOGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-18281	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

35 Crosby Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

(781) 999-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 12, 2012, Hologic, Inc., a Delaware corporation (the “Company”), issued a press release announcing its financial results for the fourth quarter and year ended September 29, 2012. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Limitation on Incorporation by Reference. The information furnished in this Item 2.02, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Base Salaries

On November 6, 2012, the Compensation Committee of the Board of Directors of the Company approved increased base salaries for certain named executive officers of the Company (for whom disclosure was required in the Company’s Definitive Proxy Statement on Schedule 14A for its 2012 annual meeting of stockholders) as follows: $927,000 for Robert A. Cascella, President and Chief Executive Officer; $600,000 for Glenn P. Muir, Executive Vice President, Finance and Administration, and Chief Financial Officer; $400,000 for Peter K. Soltani, Senior Vice President and General Manager, Breast Health; and $400,000 for David P. Harding, Senior Vice President and General Manager, International. These new base salaries were made effective as of October 1, 2012.

Adoption of 2013 Short-Term Incentive Plan

On November 6, 2012, the Compensation Committee approved the Company’s 2013 Short-Term Incentive Plan (the “STIP”). The STIP provides performance-based awards for eligible employees, subject to a maximum limit, as described in more detail below. Targeted payout levels will be achieved at a combination of corporate, divisional and/or individual goals established for each participant. An individual’s bonus components and the weighting of those components are determined by such individual’s title and/or role.

The maximum bonus payouts will be 200% of targeted payout levels (e.g., an individual with a targeted payout level of 50% of annual base salary target would be eligible for a 100% payout). Upon adoption of the STIP, the Compensation Committee also approved separate bonus pools totalling $4.5 million for fiscal 2013 to be adjusted and allocated at the discretion of the Compensation Committee. The Compensation Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the STIP regardless of the level of corporate, divisional and/or individual goals that have been achieved.

Targeted payout levels for each of the named executive officers under the STIP as measured by a percentage of base salary are as follows: Mr. Cascella, 120%; Mr. Muir, 85%; and Senior Vice Presidents, 50%.

The above description of the STIP does not purport to be complete and it is qualified in its entirety by reference to the STIP, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Adoption of 2013 Synergy Bonus Plan

On November 6, 2012, the Compensation Committee approved the Company’s 2013 Synergy Bonus Plan (the “Synergy Plan”). The Synergy Plan provides performance-based awards for eligible employees, subject to a maximum limit, as described in more detail below. Targeted payout levels will be based upon the achievement of cost synergy goals established by the Compensation Committee.

The maximum bonus payouts will be 170% of targeted payout levels (e.g., an individual with a targeted payout level of 50% of annual base salary target would be eligible for an 85% payout). The Compensation Committee reserves the right, in its sole discretion, to decrease any bonus payouts to any participant under the Synergy Plan regardless of the level of cost synergy goals that have been achieved.

Targeted payout levels for named executive officers under the Synergy Plan are as follows: Mark J. Casey, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary, $200,000; and Mr. Harding, $125,000. Messrs. Cascella and Muir are not eligible to receive awards under the Synergy Plan.

The above description of the Synergy Plan does not purport to be complete and it is qualified in its entirety by reference to the Synergy Plan, a copy of which is attached to this report as Exhibit 10.2 and is incorporated herein by reference.

Form of Market Stock Unit Award Agreement

On November 6, 2012, the Compensation Committee approved a form of market stock unit (“MSU”) award agreement. Under the MSU award agreement, the number of MSU’s that will vest for each MSU granted will be determined at the time of vesting based upon the market price of the Company’s common stock at that time. A copy of this form is attached to this report as Exhibit 10.3 and is incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated November 12, 2012 of Hologic, Inc. announcing its financial results for the fourth quarter and year ended September 29, 2012.

10.1	Hologic, Inc. 2013 Short-Term Incentive Plan.

10.2	Hologic, Inc. 2013 Synergy Bonus Plan.

10.3	Form of Market Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2012	HOLOGIC, INC.

	By:	/S/ GLENN P. MUIR
Glenn P. Muir
Executive Vice President, Finance and
Administration, and Chief Financial Officer